Exhibit 4.7




[GRAPHIC OMITTED]        ENTERTAINMENT PROPERTIES TRUST
                         A REAL ESTATE INVESTMENT TRUST

NUMBER                                                                    SHARES

------                                                                    ------



                                                       SEE REVERSE FOR IMPORTANT
                                                              NOTICE ON TRANSFER
                                                          RESTRICTIONS AND OTHER
FORMED UNDER THE LAWS OF THE STATE OF MARYLAND                       INFORMATION

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y.
AND KANSAS CITY, MO.                                           CUSIP 29380T 30 3


THIS CERTIFIES THAT





is the owner of

FULLY PAID AND NONASSESSABLE 7.75% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST OF
                                                               [GRAPHIC OMITTED]

ENTERTAINMENT PROPERTIES TRUST (THE "TRUST"), TRANSFERRABLE ON THE BOOKS OF THE TRUST BY THE HOLDER HEREOF IN PERSON OR BY ITS DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE DECLARATION OF TRUST AND BYLAWS OF THE TRUST AND ANY AMENDMENTS THERETO. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.
     IN WITNESS WHEREOF, THE TRUST HAS CAUSED THIS CERTIFICATE TO BE EXECUTED ON ITS BEHALF BY ITS DULY AUTHORIZED OFFICERS.
     DATED                                 /s/ Robert J. Druten
                                           -------------------------------------
                                           Robert J. Druten, Chairman of the
[CORPORATE SEAL]                                Board of Trustees

                                           /s/ David M. Brain
                                           -------------------------------------
COUNTERSIGNED AND REGISTERED:              David M. Brain, President and Chief
       UMB BANK, N.A.                           Executive Officer
         TRANSFER AGENT AND REGISTRAR
BY                                         /s/ Gregory K. Silvers
                                           -------------------------------------
         AUTHORIZED SIGNATURE              Gregory K. Silvers, Secretary

                                IMPORTANT NOTICE

     The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be furnished without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent and Registrar.

     The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and for other purposes. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no person may own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding shares of beneficial interest of the Trust. Any Person who attempts or proposes to own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be furnished without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent and Registrar. If the restrictions on transfer are violated, the securities represented hereby which are in excess of the above limitations will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of
                survivorship and not as tenants
                in common



                        UNIF GIFT MIN ACT --             Custodian
                                             -----------------------------------
                                                (Cust)               (Minor)
                                             under Uniform Gifts to Minors
                                             Act
                                                 -------------------------------
                                                          (State)


     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED,                             hereby sells, assigns and
transfers unto           ---------------------------

      PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE



      ---------------------------------------

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

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                                                                          shares
-------------------------------------------------------------------------
of beneficial interest of the Trust represented by this Certificate and does hereby irrevocably constitute and appoint

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attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated
      -----------------------

                                   ---------------------------------------------
                           NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                   CORRESPOND WITH THE NAME AS WRITTEN UPON THE
                                   FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
                                   WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                   CHANGE WHATEVER.

Signature(s) Guaranteed:


By:
   ----------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP
IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.